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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-12

                          EASYLINK SERVICES CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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              EASYLINK'S CONTINUED LISTING ON NASDAQ REQUIRES YOUR
                   IMMEDIATE "FOR" VOTE ON THE ATTACHED PROXY

8/01/2006
Dear Shareholder:

The EasyLink team has made great strides in transforming the company from an old-style messaging company with declining revenues to a business process automation company with sustainable growth. We have focused and improved our service offerings, become our industry's quality leader, implemented an aggressive go-to-market plan, and substantially improved our financial health by strengthening our balance sheet and driving towards profitability. I thank you on behalf of the entire EasyLink team for your support during this corporate transformation. I AM WRITING TO YOU TODAY BECAUSE WE NEED YOU TO PLAY A DIRECT ROLE IN HELPING US FINISH THE JOB.

As an owner of our company you have the right and responsibility to vote on certain matters relating to corporate governance. At the moment there is a matter requiring your vote that will determine whether or not EasyLink will continue to be listed on the NASDAQ stock market. Your Board of Directors and management team have agreed that continuing our NASDAQ listing is of paramount importance to EasyLink's future.

As you may be aware, EasyLink does not currently comply with the NASDAQ's minimum bid price requirement rule. What that means is that we will be delisted from the NASDAQ if our stock price does not trade above $1 for 10 consecutive trading days by August 22, 2006. Despite the fundamental improvements to our business outlined above, our stock continued to trade below the $1 minimum bid price requirement. Consequently, our only viable option to regain compliance and retain our listing is by executing a reverse stock split - an action which will immediately reprice our stock to a level in compliance with NASDAQ rules.

A MAJORITY OF SHAREHOLDERS MUST VOTE FOR ALL OF THE PROPOSALS ON THE ATTACHED PROXY CARD IN ORDER FOR US TO REMAIN A NASDAQ LISTED COMPANY. You may think your vote is not important to this outcome but keep in mind that there are thousands of shareholders just like you, and collectively your votes are vital. EVERY VOTE COUNTS!

For your convenience, you may vote by phone, online, or by mail. Help us complete the transformation of EasyLink into a growth company by voting your shares today. Thank you in advance for your assistance.

Sincerely

Thomas F. Murawski
Chairman, President, and Chief Executive Officer